Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-236793 on Form S-3 and in Registration Statement No. 333-219402 on Form S-8 of CatchMark Timber Trust, Inc. of our report dated February 26, 2021, relating to the financial statements of TexMark Timber Treasury, L.P., appearing in this Annual Report on Form 10-K of CatchMark Timber Trust, Inc. for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Atlanta, GA
February 26, 2021